Exhibit a.4

CERTIFICATE OF AMENDMENT

TO

DECLARATION OF TRUST

OF

NUVEEN ENHANCED HIGH YIELD MUNICIPAL BOND FUND

The undersigned, being a majority of the Trustees of Nuveen Enhanced High Yield Municipal Bond Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 22nd day of May 2019 by the Trustees thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective this 26th day of May, 2021, as follows:

1.    Section 2 of Article IX of the Declaration is amended to read in its entirety as follows:

Section 2. Meetings.    Meetings of the Shareholders may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be held at such place within the United States as shall be fixed by the Trustees, and stated in the notice of the meeting. Meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least a majority of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days’ written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

.    2.    Except as amended hereby, the Declaration remains in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 26th day of May, 2021.

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans	William C. Hunter,

as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Albin F. Moschner	/s/ John K. Nelson
Albin F. Moschner,	John K. Nelson,

as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,

as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Matthew Thornton III	/s/ Terence J. Toth
Matthew Thornton III,	Terence J. Toth,

as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Margaret L. Wolff	/s/ Robert L. Young
Margaret L. Wolff,	Robert L. Young,

as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606